UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTION, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 2, 2004

MANUFACTURERS’ SERVICES LIMITED

(Exact name of registrant as specified in charter)

DELAWARE	001-15883	04-3258036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 BAKER AVENUE, CONCORD, MA		01742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (978) 287-5630

NOT APPLICABLE
(Former name or former address, if changed since last report.)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information in this Current Report on Form 8-K and the Exhibit attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

On February 2, 2004, Manufacturers’ Services Limited (the “Company”) issued a press release announcing the Company’s financial results for the quarter and year ended December 31, 2003. The full text of this press release is attached as Exhibit 99.1 and is incorporated herein by reference. In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), the Company also discloses pro forma or non-GAAP results of operations that exclude certain charges and unusual gains or losses. The Company provides pro forma results in order to better assess operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the pro forma measure helps indicate underlying trends in the Company’s business, and management uses pro forma measures to help manage operations. Earnings guidance is provided only on a pro forma basis due to the difficulty in forecasting and quantifying the amounts that would be required to be included in the GAAP measure. Pro forma information should not be considered in isolation, superior to, or as a substitute for, GAAP measures. A copy of the press release is furnished with this report as an exhibit pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

MANUFACTURERS’ SERVICES LIMITED
(Registrant)

Date:	February 2, 2004

By:	/s/ Albert A. Notini
Albert A. Notini
Executive Vice President and Chief Financial Officer